EMPLOYMENT AGREEMENT

This AGREEMENT (the "Agreement"), is dated as of February 28, 2019 (the "Effective Date"), by and between Intelligent Buying, Inc., a California corporation (the "Company"), and Gregg Templeton, an individual ("Employee").

WITNESSETH:

WHEREAS, the Company desires to employ Employee, and Employee desires to serve the Company in those capacities, upon the terms and subject to the conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Employment. (a) Services. Employee will be employed by the Company on a full-time basis to provide the services set forth below:

I. Overview of Services

Employee will be responsible for providing strategic, project management, introductions to institutions and investors, managing the Company's acquisitions, due diligence, and other services necessary or advisable in order to develop the Company's business or funding for the Company. This engagement constitutes a full-time commitment for Employee, and Employee acknowledges and agrees that Employee may not undertake engagements elsewhere while performing the Services for the Company.

II. General Services

- Participation in project team meetings when necessary.
- Providing general strategic advice to the Company.
- Assisting the Company in developing international licensing opportunities.
- Assisting the Company in identifying potential investors.
- Business Development
- Non-Member of Finance Committee – Advice & Deployment on "Use of Funds" for Current and Future Projects.
- Advice on potential mergers, acquisitions and joint ventures

The Employee will report to the officer designated by the Company. The Employee agrees to perform such services deemed necessary by the Company. Employee acknowledges not being an officer of the Company. .

(b) *Acceptance*. The Employee hereby accepts such employment and agrees to render the Services on a full-time basis. Employee may perform other duties and responsibilities as Employee and the Company may mutually agree upon.

2. Term. The Employee's employment under this Agreement shall commence as of the Effective Date and shall continue for one year, until February 28, 2020 (the "Term"), unless sooner terminated pursuant to Section 9 of this Agreement. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement governing protection of Confidential Information shall continue in effect as specified in Section 5 hereof and survive the expiration or termination hereof. The Term shall automatically be extended for additional one (1) year periods, unless either party delivers written notice to the other of the termination hereof on or before thirty days prior to the completion of the Term or any annual extension thereof.

3. Compensation. As full compensation for the performance by the Employee of the duties under this Agreement, the Company shall pay Employee as follows:

(a) *Base Salary.* The Company shall pay Employee a Base Salary (the "Base Salary") equal to ten thousand dollars ($10,000) per month, or such greater or lesser amount as the Board may determine from time to time. Payment shall be made monthly, on the last day of each calendar month, or in such other installments as may be agreed upon between the parties. The Company and Employee agree that after the commencement of the payment of the Base Salary, such Base Salary shall be reviewed periodically by the Company and may be adjusted to reflect the achievement of mutually agreeable milestones.

(b) *Accrual.* The Company acknowledges that the Employee has been performing the same or similar services for the Company since November 1, 2018, during which period of time—from November 1, 2018 to the present—the Company had limited financial resources. Accordingly, the Company acknowledges and agrees that the Employee's Base Salary has accrued since November 1, 2018, until such time as the Board determines that it is in a position to distribute the accrued Base Salary outstanding. Following the Initial Period, thereafter, Employee shall be entitled to receive payments of the entire Base Salary monthly, unless the parties mutually agree to other arrangements.

(c) *Stock Participation.* Employee shall also be entitled to acquire up to 9.9% of the Company's issued and outstanding shares as of the date of this Agreement, as a price equal to the lowest price being paid by other persons acquiring shares of the Company's common stock in the Company's Founder round. This option shall remain in effect until May 15, 2019, aft er which this option will lapse and be void. The Company may grant to the Employee other stock options or stock grants as determined by the Board of Directors in its sole discretion

(d) *Withholding.* The Company shall also calculate all applicable federal, state and local employment taxes, as well as social security and such other amounts (the "Taxes") as may be required by law from all amounts paid to Employee and arrange for such payments to be paid in the normal course of business..

(e) *Expenses.* The Company shall reimburse the Employee for all normal, usual and necessary expenses incurred by the Employee in furtherance of the business and affairs of the Company, including travel and lodging, upon timely receipt by the Company of appropriate vouchers or other proof of the Employee's expenditures and otherwise in accordance with any expense reimbursement policy as may from time to time be adopted by the Company.

(f) *Other Benefits.* The Employee shall be entitled to all rights and benefits for which he would be eligible under any benefit or other plan (including, without limitation, dental, medical, medical reimbursement and hospital plans, pension plans, employee stock purchase plans, profit sharing plans, stock option plans, bonus plans and other so-called "fringe" benefits) if and as the Company shall make available to its senior Employees from time to time.

(g) *Vacation.* The Employee shall, during the Term, be entitled to a vacation of four weeks (4) per annum, in addition to holidays observed by the Company. The Employee shall not be entitled to carry any vacation forward to the next year of employment and shall not receive any compensation for unused vacation days.

4. Confidential Information.

(a) The Employee recognizes and acknowledges that in the course of his duties he is likely to receive confidential or proprietary information owned by the Company, its affiliates or third parties with whom the Company or any such affiliates has an obligation of confidentiality. Accordingly, during and after the Term, Employee and the Employee agree to keep confidential and not disclose or make accessible to any other person or use for any other purpose other than in connection with the fulfillment of his duties under this Agreement, any Confidential and Proprietary Information (as defined below) owned by, or received by or on behalf of, the Company or any of its affiliates. "Confidential and Proprietary Information" shall include, but shall not be limited to, confidential or proprietary scientific or technical information, data, business plans (both current and under development), trade secrets, or any other confidential or proprietary business information relating to development programs, costs, revenues, investments, credit and financial data, financing methods, or the business and affairs of the Company. Employee and the Employee agree to return immediately all Company material and reproductions (including but not limited, to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof in their possession to the Company upon request and in any event immediately upon termination of employment.

(b) Except with prior written authorization by the Company, Employee agrees not to disclose or publish any of the Confidential and Proprietary Information, or any confidential, scientific, technical or business information of any other party to whom the Company or any of its affiliates owes an obligation of confidence, at any time during or after his employment with the Company.

(c) The provisions of this Section 4 shall survive any termination of this Agreement.

5. Non-Competition, Non-Solicitation and Non-Disparagement.

(a) The Employee understands and recognizes that his services to the Company are special and unique and that in the course of performing such services the Employee may have access to and knowledge of Confidential and Proprietary Information (as defined in Section 4) and the Employee agrees that, during the Term and for a period of twelve (12) months thereafter, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business which is engaged in any business directly or indirectly competitive with the business of the Company, either as an individual for his own account, or as a partner, joint venturer, owner, Employee, employee, independent contractor, principal, agent, consultant, officer, director or shareholder of a Person in a business competitive with the Company within the geographic area of the Company's business. The Company acknowledges the need for the Employee to be employed in his profession and will consider whether there is a specific conflict.

(b) During the Term and for a period of 24 months thereafter, the Employee shall not, directly or indirectly, without the prior written consent of the Company:

(i) solicit or induce any employee of the Company or any of its affiliates to leave the employ of the Company or any such affiliate; or hire for any purpose any employee of the Company or any affiliate or any employee who has left the employment of the Company or any affiliate within one year of the termination of such employee's employment with the Company or any such affiliate or at any

time in violation of such employee's non-competition agreement with the Company or any such affiliate; or

(ii) solicit or accept employment or be retained by any Person who, at any time during the term of this Agreement, was an agent, client or customer of the Company or any of its affiliates, where his position will be related to the business of the Company or any such affiliate; or

(iii) solicit or accept the business of any agent, client or customer of the Company or any of its affiliates with respect to products or services similar to those provided or supplied by the Company or any of its affiliates.

(c) The Company and the Employee each agree that both during the Term and at all times thereafter, neither party shall directly or indirectly disparage, whether or not true, the name or reputation of the other party or any of its affiliates, including but not limited to, any officer, director, employee or shareholder of the Company or any of its affiliates.

(d) Notwithstanding any provision contained herein to the contrary, the provisions of this Section 5 shall immediately terminate, shall be void and of no force or effect if (i) the Employee is terminated by the Board of Directors of the Company upon the occurrence of a Change of Control as set forth in Section 7(c) herein or (ii) if the Employee terminates this Agreement pursuant to Section 7(d) herein.

(e) Except as set forth in the immediately preceding subsection (d), the provisions of this Section 5 shall survive any termination of this Agreement.

6. Equitable Remedies.

In the event of a breach or threatened breach by Employee of any of his obligations under Sections 4 and 5 of this Agreement, Employee acknowledges that the Company may not have an adequate remedy at law and therefore it is mutually agreed between Employee and the Company that, in addition to any other remedies at law or in equity which the Company may have, the Company shall be entitled to seek in a court of law and/or equity a temporary and/or permanent injunction restraining Employee from any continuing violation or breach of this Agreement.

7. Termination. Employee's employment hereunder may be terminated as follows:

(a) Employee's employment hereunder may be terminated by the Board of Directors of the Company for Cause. Any of the following actions by Employee shall constitute "Cause":

(i) The willful failure, disregard or refusal by the Employee to perform his duties hereunder;

(ii) Willful misconduct by the Employee in respect of the duties or obligations of the Employee under this Agreement, or inaction materially injurious to the Company;

(iii) The Employee's conviction of any felony, or any crime involving moral turpitude;

(iv) Any misappropriation or embezzlement of the property of the Company or its affiliates;

(b) Employee's employment hereunder may be terminated by the Board of Directors of the Company due to the Employee's Disability or Death. For purposes of this Agreement, a termination for "Disability" shall occur when the Board of Directors of the Company has provided a written termination notice to the Employee after the Employee has been unable to substantially perform his duties hereunder for 90 or more consecutive days, or more than 120 days in any consecutive twelve month period, by reason of any physical or mental illness or injury. For purposes of this Section 7(b), the Employee agrees to make himself available and to cooperate in any reasonable examination by a reputable independent physician retained by the Company.

(c) The Employee's employment hereunder may be terminated by the Board of Directors of the Company (or its successor) upon the occurrence of a Change of Control. For purposes of this Agreement, "Change of Control" means (i) the acquisition, directly or indirectly, following the date hereof by any person (as such term is defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), in one transaction or a series of related transactions, of securities of the Company representing in excess of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities if such person or his or its affiliate(s) do not own in excess of 50% of such voting power on the date of this Agreement, or (ii) the future disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing the domicile of the Company).

(d) The Employee's employment hereunder may be terminated by the Employee for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, with respect to the voluntary termination by Employee, the occurrence, without the Employee's express written consent, of any of the following:

(i) Except as provided in Section 1 hereof, the assignment to Employee by the Company of any duties materially inconsistent with, or the diminution of, Employee's positions, titles, offices, duties and responsibilities with the Company, as provided in Section 1 above, or any removal of Employee from, or any failure to re-elect Employee to, any titles, offices or positions held by Employee pursuant to said Section 1; or

(ii) Except in accordance with the terms hereof, a reduction by the Company in Employee's Base Salary or any other compensation provided for herein; or

(iii) The failure by the Company to continue in effect any material benefit or compensation plan to which Employee is entitled, hereunder, or plans providing Employee with substantially similar benefits, the taking of any action by the Company which would materially and adversely affect Employee's participation in, or materially reduce Employee's benefits under, any such benefit plan, or deprive Employee of any material fringe benefits enjoyed by Employee hereunder; provided, however, that the occurrence of any of the foregoing shall not constitute Good Reason to the extent that such occurrence is part of a change in benefits, compensation, policies or practices that affect either: (i) substantially all of the employees of the Company or (ii) all other senior Employees of the Company of comparable or lower status to the Employee;

8. Compensation upon Termination.

(a) If the Employee's employment is terminated pursuant to Section 7(b) as a result of his Death or Disability, the Company shall pay to Employee, as applicable, the Base Salary and any accrued but unpaid Bonus and expense reimbursement amounts through the date of the Death or Disability. All Stock

Options that are scheduled to vest within one calendar year in which such termination occurs shall be accelerated and deemed to have vested as of the termination date. All Stock Options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of termination shall be deemed to have expired as of such date.

(b) If Employee's employment is terminated by the Board of Directors of the Company for Cause in accordance with Section 7(a), then the Company shall pay to Employee the Base Salary through the date of termination. All Stock Options that are vested as of the date of termination shall be retained. All other Stock Options that have been granted shall be deemed to have expired and terminated as of the date of termination and Employee shall have no further entitlement to any other compensation or benefits from the Company.

(c) Employee recognizes that this Agreement and Employee's employment with the Company may be terminated at any time by the Company prior to the expiration of the Term (the *"Expiration Date"*) *"without cause"* and nothing contained herein shall require that the Company continue to employ the Employee until the Expiration Date. Notwithstanding the foregoing sentence, if prior to the Expiration Date of this Agreement or prior to its termination pursuant to Sections 7(a) and 7(b) hereof, this Agreement is terminated pursuant to Sections 7(c) or 7(d) above, the Company shall pay the Employee (x) the greater of his Base Salary through the Term of this Agreement (the "Expiration Date"), which amount shall be due and payable within five (5) business days from the Employee's Termination Date (the *"Severance Salary"*); plus (y) any Discretionaty Bonus, profit sharing or other incentive compensation which would otherwise have been due Employee through the end of the fiscal or calendar year in which the termination occurred as though such termination has not occurred. In addition, all Stock Options that have not vested as of the date of such termination shall be accelerated and deemed to have vested as of such date (the *"Severance Bonus Participation"*). The Severance Salary and Severance Bonus Participation are hereinafter collectively referred to as the *"Severance Compensation"*.

THE SEVERANCE COMPENSATION, PAYABLE PURSUANT TO SUBSECTION 8(c), SHALL BE PAID OR MADE AVAILABLE TO EMPLOYEE AS LIQUIDATED DAMAGES FOR ALL CLAIMS EMPLOYEE WOULD HAVE WITH RESPECT TO: (i) THE TERMINATION OF THIS AGREEMENT OR THE TERMINATION OF EMPLOYEE'S EMPLOYMENT UPON THE EXPIRATION OF THIS AGREEMENT; (ii) ANY COMPENSATION OR BENEFITS DUE EMPLOYEE FROM THE COMPANY PURSUANT TO THIS AGREEMENT AND (iii) THE INJURY TO EMPLOYEE'S REPUTATION AS A RESULT OF ANY TERMINATION OF THIS AGREEMENT OR TERMINATION OF EMPLOYMENT UPON THE EXPIRATION OF THIS AGREEMENT. IN CONNECTION THEREWITH, THE PARTIES AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE ACTUAL AMOUNT OF SUCH DAMAGES AND CLAIMS DUE EMPLOYEE WITH RESPECT THERETO AND THAT SUCH SEVERANCE COMPENSATION AND/OR TERMINATION PAY SHALL CONSTITUTE A REALISTIC AND REASONABLE VALUATION OF THE DAMAGES WITH RESPECT TO EMPLOYEE'S CLAIMS.

EMPLOYEE'S INITIALS ____

COMPANY'S INITIALS ____

(d) The provisions of this Section 8 shall survive any termination of this Agreement.

9. <u>Miscellaneous Provisions:</u>

(a) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to its principles of conflicts of laws.

(b) Any dispute arising out of, or relating to, this Agreement or the breach thereof (other than Sections 5 or 6 hereof), or regarding the interpretation thereof, shall be finally settled by arbitration conducted in the State and City of New York, in accordance with the commercial arbitration rules of that jurisdiction. Judgment upon any award rendered therein may be entered and enforcement obtained thereon in any court having jurisdiction. The arbitrator shall have authority to grant any form of appropriate relief, whether legal or equitable in nature, including specific performance. Judgment on the arbitration award may be entered by any court of competent jurisdiction.

(c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

(d) Assignment; Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party hereto.

(e) This Agreement may not be amended orally, or by any course of conduct or dealing, but only by a written agreement signed by the parties hereto.

(f) The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and such terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

(g) All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be (i) in writing and shall be delivered personally or by an overnight courier service or sent by registered or certified mail, postage prepaid, return receipt requested, to the parties at the addresses on the Company's books and (ii) shall also be given by email, and shall be deemed given when so delivered personally or by overnight courier, or, if mailed, five days after the date of deposit in the United States mails, or if by email, upon receipt by the recipient. Either party may designate another address, for receipt of notices hereunder by giving notice to the other party in accordance with this paragraph (g).

(h) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

(i) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(j) This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INTELLIGENT BUYING, INC.

By:____________________
Philip Romanzi,
Chief Employee Officer

EMPLOYEE

By:____________________
Gregg Templeton